EXHIBIT (C)(3)

Presentation to

Financial Analysis of Alfa Corporation

Goldman, Sachs & Co.

16-Jul-2007

Highly Confidential

2

DRAFT

-For Discussion Only-

General Disclaimer

Goldman, Sachs & Co. (“Goldman Sachs”) does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Goldman Sachs.

3

DRAFT

-For Discussion Only-

Selected Key Questions to Address / Consider

How has Alfa Corp. performed, including relative to peers?

What have returns to shareholders been?

How does Alfa Corp.’s stock price trade relative to its peers?

What factors drive current trading levels of Alfa Corp.’s stock?

What would be the basis for an offer price?

4

DRAFT

-For Discussion Only-

Historical and Projected Financial Performance – Alfa Corp.

2002A-2008E

($ in millions)

At or For

For the year ended December 31, CAGR (%) 12 Mo. Ended

2002 2003 2004 2005 2006 2002—2006 3/31/2007 2007E 2008E

Income Statement

Net Premiums Written—P&C $ 439.5 $ 467.1 $ 498.2 $ 588.4 $ 622.0 9.1% $ 641.3 $ 682.0

NPW Growth—P&C 6.3% 6.7% 18.1% 5.7% 3.1% 6.3%

Net Premiums Earned—P&C $ 428.1 $ 454.5 $ 485.5 $ 556.4 $ 604.2 9.0% $ 612.2 $ 627.9 $ 669.3

Net Premiums Earned—Life 63.0 66.2 71.2 76.6 82.8 7.1 83.7

Net Investment Income 88.1 83.1 89.4 94.9 93.3 1.4 96.7

Realized Gains 5.2 6.3 7.0 6.1 3.4 (9.9) 4.5

Other Revenue 4.0 9.8 8.1 22.9 28.4 63.5 27.1

Total Revenue $ 588.3 $ 619.8 $ 661.3 $ 756.9 $ 812.1 8.4% $ 824.3

P&C Losses and LAE $ 287.7 $ 301.5 $ 318.2 $ 358.5 $ 380.3 7.2%

Life Benefits 58.8 63.1 71.9 73.2 78.5 7.5

DAC 79.8 86.5 90.5 108.7 130.0 13.0 135.3

Other Operating Expenses 62.8 62.1 60.1 78.6 84.3 7.6 86.8

Total Expenses $ 489.0 $ 513.2 $ 540.7 $ 619.0 $ 673.1 8.3% $ 695.5

Income Before Taxes $ 99.3 $ 106.6 $ 120.6 $ 137.9 $ 139.0 8.8% $ 128.8

Tax Expense 27.6 28.1 31.2 38.8 33.1 4.6 30.8

Net Income¹ $ 71.7 $ 78.5 $ 89.4 $ 99.0 $ 105.9 10.2% $ 98.0 $ 111.0 $ 118.4

Net Operating Income¹ 68.4 74.4 84.9 95.1 103.7 11.0 101.0 108.4 115.8

Net Operating EPS¹ $ 0.86 $ 0.93 $ 1.05 $ 1.18 $ 1.28 10.4 $ 1.24 $ 1.33 $ 1.42

Net Operating EPS Growth % 4.7% 7.7% 13.9% 11.8% 8.4% 4.5% 6.8%

Selected Balance Sheet Items

Total Investments $ 1,663.7 $ 1,760.2 $ 1,854.2 $ 2,001.4 $ 2,127.1 6.3% $ 2,195.2

Total Assets 1,884.1 2,031.0 2,222.7 2,383.2 2,534.2 7.7 2,608.1

Debt² 112.5 107.1 85.9 91.0 97.5 (3.5) 94.5

Total Equity (ex-AOCI) 527.9 592.8 652.0 734.3 812.8 11.4 822.2 882.4 956.7

BVPS (ex-AOCI) $ 6.64 $ 7.37 $ 8.10 $ 9.10 $ 10.01 10.8 $ 10.11 $ 10.86 $ 11.77

Selected Metrics 5yr Avg

GAAP Loss and LAE Ratio 67.2% 66.4% 65.5% 64.4% 62.9% 65.3% 64.2% 61.9% 62.2%

GAAP Expense Ratio 25.2 25.9 24.1 25.5 27.8 25.7 28.3 28.1 27.8

GAAP Combined Ratio 92.4% 92.3% 89.6% 89.9% 90.7% 91.0% 92.5% 90.0% 90.0%

Operating ROACE (ex-AOCI) 13.6% 13.3% 13.6% 13.7% 13.4% 13.5% 12.3% 12.8% 12.6%

Contribution to Growth in Earned Premiums

AVIC $ 20.8

Virginia Mutual 21.4

Source: SEC filings and Alfa management for 2007E and 2008E

1 Includes impact of pre-tax catastrophe losses of $7.5 million, $7.9 million, $9.2 million, $11.6 million, and $13.8 million in the years 2002-06, respectively.

2	Excluding commercial paper facility of $206.9 million as of 31-Dec-2006.

5

DRAFT

-For Discussion Only-

Growth and Profitability of Selected P&C Companies

($ in millions)

NPW Growth (%) GAAP Loss Ratio (%) GAAP Comb. Ratio (%) Surplus Growth (%) BVPS² EPS Growth

Q1’07 / 04-06 3 Year 3 Year NPW / Q1’07 / 04-06 01-06 2007E / 2007E

Q1’06 CAGR 1Q2007 Average 1Q2007 Average Surplus Q1’06 CAGR CAGR 2006A ROACE

Alfa Corp¹ 5.5% 4.2% 71.9% 64.3% 101.8% 90.2% 1.0 x 12.1% 10.8% 10.7% (3.9)% 11.7%

Alfa Peers

Allstate (1.7)% 1.9% 60.5% 68.5% 84.6% 93.0% 1.4 x 20.1% 7.0% 8.8% (9.7)% 19.0%

Mercury General 1.5 7.3 67.5 65.2 94.5 92.2 1.9 6.7 7.7 9.3 14.3 13.5

Hanover 6.6 1.6 60.4 68.5 93.8 100.9 1.4 16.5 (0.3) (2.6) 14.4 10.2

Commerce Group 3.3 3.2 65.8 62.0 92.8 89.3 1.2 3.8 9.1 12.8 (3.8) 14.2

State Auto (0.6) 0.1 56.8 59.1 91.3 91.1 1.2 NA 16.7 15.8 (3.2) 12.4

FBL Financial 17.1 3.5 69.3 68.7 92.5 91.6 2.0 (13.1) (1.4) 8.4 (12.4) 10.0

Harleysville (0.9) (0.1) 63.9 68.0 98.0 102.2 1.2 19.2 16.1 3.9 9.4 12.4

Infinity P&C 17.1 3.5 69.3 68.7 92.5 91.6 2.0 (13.1) (1.4) 4.3 (12.4) 10.2

Horace Mann 1.4 (1.5) 65.0 71.3 89.5 94.6 1.7 NA 10.3 6.7 (5.0) 12.3

Safety Insurance 0.3 0.2 60.3 63.4 86.8 88.1 1.4 25.9 28.2 9.4 (21.8) 16.4

Donegal 7.8 5.5 59.2 69.6 89.2 99.0 1.0 25.9 17.7 11.1 (5.1) 10.0

Peer Median 1.5% 1.7% 64.5% 68.3% 92.5% 91.9% 1.4 x 11.6% 8.4% 8.6% (4.4)% 12.4%

Other Personal Lines

Travelers Company 7.8% 5.5% 59.2% 69.6% 89.2% 99.0% 1.0 x 14.5% 17.7% 21.7% (5.1)% 14.6%

Chubb (2.0) (0.3)% 53.0 60.9 83.4 89.6 1.1 23.8 20.3 12.1 0.0 15.9

Progressive (0.8) 2.8% 68.7 66.5 89.5 86.6 2.8 4.3 3.1 18.7 (14.5) 19.8

Safeco (2.0) (0.3)% 62.0 61.5 89.8 90.0 1.4 4.0 6.7 9.0 (6.7) 17.6

United Fire & Casualty (0.4) 1.9% 41.6 66.0 71.3 94.8 0.9 52.8 22.5 13.6 9.6 14.5

Other Personal Lines Med. (0.8)% 1.9% 59.2% 66.0% 89.2% 90.0% 1.1 x 14.5% 17.7% 13.6% (5.1)% 15.9%

Median—All Peers 0.9% 1.9% 61.3% 67.3% 89.7% 91.9% 1.4 x 15.5% 9.7% 9.4% (5.0)% 13.9%

Source: Company filings and SNL Financial

1 Includes catastrophe losses of $13.9 million, $13.8 million, $11.6 million, and $9.2 million in the period 1Q 2007, and the years 2006, 2005, and 2004 respectively; represents annualized loss ratio impact of 8.9%, 2.3%, 2.1%, and 1.9%. EPS growth and ROACE based on IBES estimates.

2	Excluding accumulated other comprehensive income.

6

DRAFT

-For Discussion Only-

Summary of Alfa Corp.’s Trading Metrics

Source: Bloomberg, IBES, Factset

Note: Market data as of 13-Jul-2007.

High (Commerce Group): 14.5%

Allstate: 6.8%

Median: 8.0%

Alfa: 10.1%

10 Yr Total Return

Low (Horace Mann): 0.5%

Alfa 1-Year Trading Range

High: $19.85

Current: $15.38

Low: $15.10

High (Progressive): 2.6x (19.6% ‘07 ROE)

Low (Donegal): 1.2x (10.0% ‘07 ROE)

Alfa: 1.5x (11.6% ‘07 ROE)

Median: 1.4x

Price to Book Ratio

Price / 2007E Earnings Ratio

High (Infinity): 13.5x

Median: 11.5x

Low (Safety Ins.): 7.1x

Allstate: 8.7x

Alfa—IBES: 12.6x

High (Hanover): 99.0%

Low (Safety Insurance): 69.0%

Alfa: 77.5%

Median: 92.6%

Percent of 52 Week High

Allstate: 92.6%

Allstate: 1.7x (19.0% ‘07 ROE)

Alfa—Mgmt: 11.6x

7

DRAFT

-For Discussion Only-

Overview of Selected Methodologies

Historical Trading Analysis: Historical performance of Alfa Corp.’s shares

Common Stock Comparables: Alfa Corp.’s current stock price

relative to peers (P/E, P/B, P/B vs. ROE, etc.)

Dividend Discount Analysis: Illustrative indicative value of shares based on discounted future dividends derived from Management’s estimates

Comparable Transactions: Premiums paid over current stock price to minority shareholders in similar transactions

8

DRAFT

-For Discussion Only-

Alfa Corp.’s Stock Price History

10-Year Share Price History 1-Year Share Price History

$6

$8

$10

$12

$14

$16

$18

$20

Jul-1997 Jul-1999 Jul-2001 Jul-2003 Jul-2005

Daily from 11-Jul-1997 to 13-Jul-2007

Closing Price (USD)

0

500

1,000

1,500

2,000

2,500

Volume (000)

Volume Alfa Corporation

CAGR: 7.2%

$15

$16

$17

$18

$19

$20

$21

Jul-2006 Sep-2006 Dec-2006 Feb-2007 May-2007 Jul-2007

Daily from 14-Jul-2006 to 13-Jul-2007

Closing Price (USD)

0

100

200

300

400

500

600

700

Volume (000)

Volume Alfa Corporation

02-Jan-07: Conversion and

acquisition of Virginia Mutual

completed

12-Sep-06: Virginia

Mutual acquisition

announced

20-Jul-06: Earnings

release delayed

20-Oct-2006: 3Q EPS

of $0.33 per share

23-Feb-2007: FY

2006 results of $1.28

per share

02-May-2007: 1Q EPS

of $0.17 per share

04-Aug-2006:

2Q EPS of $0.30

per share

11-May-07:

S&P Pool

rating lowered

to ‘A+’

16-Mar-2007: Storm loss

estimates of $30-40

million for Feb-Mar 2007

12-Jul-07: Preannouncement

Source: Company filings, FactSet

Note: Market data as of 13-Jul-2007.

DRAFT

-For Discussion Only-

Stock Price Reaction to Management Earnings

Pre-Announcement

Closing Price

Company 7/12/2007 7/13/2007 % Change

Alfa Corp $ 15.31 $ 15.38 0.5%

Alfa Peers

Allstate $ 61.43 $ 61.05 (0.6)%

Mercury General 55.61 54.94 (1.2)

Hanover 49.26 49.76 1.0

Commerce Group 34.94 34.80 (0.4)

State Auto 30.19 30.10 (0.3)

FBL Financial 39.39 38.84 (1.4)

Harleysville 33.76 33.25 (1.5)

Horace Mann 50.94 49.46 (2.9)

Infinity P&C 21.89 21.78 (0.5)

Safety insurance 39.13 38.68 (1.2)

Donegal 15.09 15.09 0.0

Median—Alfa Peers (0.6)%

Other Personal Lines

Travelers Company $ 54.01 $ 53.58 (0.8)%

Chubb 53.96 53.81 (0.3)

Progressive 22.69 22.39 (1.3)

Safeco 61.92 61.55 (0.6)

United Fire & Casualty 35.27 35.50 0.7

Median—Other Personal Lines (0.6)%

S&P 500 1,547.70 1,552.50 0.3%

Source: Bloomberg, IBES, Factset

DRAFT

-For Discussion Only-

Annual Total Return Analysis

Alfa Corp. versus Alfa Peers

10 Year 5 Year 3 Year 1 Year 2007 YTD

Alfa 10.1% 7.8% 6.6% 1.6% (17.2)%

Allstate 6.8% 14.2% 11.8% 13.9% (5.0)%

Mercury General 7.2 7.5 7.3 5.7 6.2

Hanover 2.3 6.2 13.6 7.2 2.0

Commerce Group 14.5 17.3 15.1 22.8 19.2

State Auto 11.9 15.3 1.3 (3.3) (12.7)

FBL Financial 9.5 15.3 13.9 24.2 0.0

Harleysville 8.7 9.3 24.0 8.0 3.4

Horace Mann 0.5 7.9 11.0 34.3 8.9

Infinity P&C—- 17.2 24.8 2.6

Safety Insurance—- 26.3 (17.9) (22.8)

Donegal—24.6 12.1 (14.3) (22.5)

Median 8.0% 14.2% 13.6% 8.0% 2.0%

High 14.5 24.6 26.3 34.3 19.2

Low 0.5 6.2 1.3 (17.9) (22.8)

Source: Factset, data as of 13-Jul-2007

DRAFT

-For Discussion Only-

Shares Traded at Various Prices – Alfa Corp.

3-month 6-month

0

300

600

900

1,200

1,500

1,800

2,100

2,400

2,700

3,000

$15.10 –

$15.79

$15.80 –

$16.49

$16.50 –

$17.18

$17.19 –

$17.88

$17.89 –

$18.58

$18.59 –

$19.29

Daily from 13-Apr-2007 to 13-Jul-2007

Volume (000)

Weighted Average Price: $16.90

Total Shares Traded as Percent of Shares

Outstanding: 8.03%

$15.38

ADTV: 101.063

0

500

1,000

1,500

2,000

2,500

3,000

3,500

$15.10 –

$15.79

$15.80 –

$16.49

$16.50 –

$17.18

$17.19 –

$17.88

$17.89 –

$18.58

$18.59 –

$19.29

Daily from 12-Jan-2007 to 13-Jul-2007

Volume (000)

Weighted Average Price: $17.59

Total Shares Traded as Percent of

Shares Outstanding: 14.16%

$15.38

ADTV: 90.517

1-year 3-year

0

1,000

2,000

3,000

4,000

5,000

6,000

$15.10 –

$15.88

$15.89 –

$16.67

$16.68 –

$17.47

$17.48 –

$18.26

$18.27 –

$19.05

$19.06 –

$19.85

Daily from 13-Jul-2006 to 13-Jul-2007

Volume (000)

Weighted Average Price: $17.72

Total Shares Traded as Percent of

Shares Outstanding: 24.98%

$15.38

ADTV: 79.827

0

2,000

4,000

6,000

8,000

10,000

12,000

14,000

$12.82 –

$13.98

$13.99 –

$15.15

$15.16 –

$16.32

$16.33 –

$17.50

$17.51 –

$18.67

$18.68 –

$18.67

Daily from 13-Jul-2004 to 13-Jul-2007

Volume (000)

Weighted Average Price:

$16.38

Total Shares Traded as

Percent of Shares

Outstanding: 59.67%

$15.38

ADTV: 63.466

Source: Factset, market data as of 13-Jul-2007

DRAFT

-For Discussion Only-

Overview of Selected Methodologies

Historical Trading Analysis: Historical performance of Alfa Corp.’s shares

Common Stock Comparables: Alfa Corp.’s current stock price

relative to peers (P/E, P/B, P/B vs. ROE, etc.)

Dividend Discount Analysis: Illustrative indicative value of shares based on discounted future dividends derived from Management’s estimates

Comparable Transactions: Premiums paid over current stock price to minority shareholders in similar transactions

DRAFT

-For Discussion Only-

Alfa Corp.’s Historical Trading Multiples

Average P/E Multiple (NTM) Average Price/Book Multiple

13.0x

13.7x

12.7x

11.2x

11.6x

11.0x

10 Yr 3 Yr 1 Yr

1.8x

1.7x 1.7x

1.4x

1.5x

1.5x

10 Yr 3 Yr 1 Yr

Alfa Alfa Peers and other Personal Lines¹

Source: Bloomberg, Wall Street research, Factset as of 13-Jul-2007

1 Composite includes: Travelers, Chubb, Progressive, Safeco, United Fire & Casualty, Harleysville, Infinity P&C, Donegal, Horace Mann, Mercury General, Commerce Group,

State Auto, Allstate, Safety Insurance, Hanover, and FBL Financial.

DRAFT

-For Discussion Only-

Personal Lines Insurance Price to Book Multiples

Price-to-Book versus ROE Regression Analysis

Note: Financial data as of 31-Mar-2007. Market data as of 13-Jul-2007.

“Premium” relative to ROE

At Par relative to ROE

Premium valuation likely driven by:

Limited Catastrophe Exposure

Consistent EPS and BVPS Growth

“Discount” relative to ROE

Premium to line:

2.5%—9.3%

United F&C

Safeco

Progressive

Chubb

Travelers

Safety

Harleysville

Horace Mann Infinity P&C

State Auto

Commerce

Hanover

Mercury

Allstate

Alfa—Mgmt

Alfa—IBES

y = 0.0766x + 0.5016

R2 = 0.4484

1x

1.2x

1.4x

1.6x

1.8x

2x

2.2x

2.4x

2.6x

2.8x

3x

9% 11% 13% 15% 17% 19%

2007 ROACE (Ex-AOCI)

Price / Book

2007E

ROACE

Implied

Multiple

10.0% 1.26x

11.0 1.34

12.0 1.42

13.0 1.49

14.0 1.57

15.0 1.65

16.0 1.72

Goldman Sachs

Common Stock Comparison of Selected P&C Insurers

DRAFT
-For Discussion Only-

($ in millions)

Company	Market Cap.	% of 52-Wk. High	P/E[1] 2007E	P/E[1] 2008E	5 Year Growth[1]	P/B (ex-AOCI)	ROACE 2007E	ROACE 2008E	Dividend Yield	Adj. Debt / Capital[3]
Alfa Corp - IBES[3]	$ 1,249	77.5 %	12.6 x	11.6 x	NA	1.5 x	11.6 %	11.8 %	3.1 %	10.7 %
Alfa Corp - Mgmt Estimates[3]	1,249	77.5	11.6	10.8	7.5	1.5	12.8	12.6	3.1	10.7
Alfa Peers										
Allstate	$ 37,471	92.6 %	8.7 x	8.8 x	8.0 %	1.7 x	19.0 %	16.6 %	2.5 %	17.8 %
Mercury General	3,009	95.4	12.8	12.9	NA	1.8	13.6	12.8	3.8	7.7
Hanover	2,599	99.0	11.8	12.0	12.5	1.2	10.1	9.2	0.6	20.5
Commerce Group	2,314	98.1	10.5	12.0	NA	1.5	14.2	11.6	3.4	16.6
State Auto	1,257	85.7	11.0	11.1	10.0	1.4	12.5	11.3	1.3	11.9
FBL Financial	1,192	95.1	13.2	12.3	10.0	1.4	10.0	9.9	1.2	26.6
Harleysville	1,079	86.1	11.5	10.9	10.0	1.5	12.4	12.0	2.3	13.9
Horace Mann	979	96.4	11.5	11.5	NA	1.5	12.3	11.3	1.9	23.0
Infinity P&C	970	89.9	13.5	13.1	10.0	1.4	10.2	9.8	0.7	22.7
Safety Insurance	632	69.0	7.1	8.8	15.0	1.2	16.4	12.0	2.6	0.0
Donegal	380	71.7	11.4	9.6	NA	1.2	10.0	11.1	2.4	8.8
High - Alfa Peers		99.0 %	13.5 x	13.1 x	15.0 %	1.8 x	19.0 %	16.6 %	3.8 %	26.6 %
Low - Alfa Peers		69.0	7.1	8.8	8.0	1.2	10.0	9.2	0.6	0.0
Median - Alfa Peers		92.6	11.5	11.5	10.0	1.4	12.4	11.3	2.3	16.6
Other Personal Lines										
Travelers Company	$ 36,091	94.4 %	9.6 x	9.5 x	9.0 %	1.5 x	14.6 %	13.4 %	2.2 %	17.5 %
Chubb	21,832	96.2	9.6	9.6	10.0	1.6	15.9	14.3	2.2	19.6
Progressive	16,672	88.9	12.5	13.5	8.7	2.6	19.6	15.6	0.0	15.8
Safeco	6,556	89.3	9.8	10.2	10.0	1.8	17.7	15.3	2.6	25.7
United Fire & Casualty	985	89.2	10.4	12.5	NA	1.6	14.5	11.0	1.5	0.0
High - Other Personal Lines		96.2 %	12.5 x	13.5 x	10.0 %	2.6 x	19.6 %	15.6 %	2.6 %	25.7 %
Low - Other Personal Lines		88.9	9.6	9.5	8.7	1.5	14.5	11.0	0.0	0.0
Median - Other Personal Lines		89.3	9.8	10.2	9.5	1.6	15.9	14.3	2.2	17.5
High - All Companies		99.0 %	13.5 x	13.5 x	15.0 %	2.6 x	19.6 %	16.6 %	3.8 %	26.6 %
Low - All Companies		69.0	7.1	8.8	8.0	1.2	10.0	9.2	0.0	0.0
Median - All Companies		91.3	11.2	11.3	10.0	1.5	13.9	11.8	2.2	17.1

Note: Financial data as of 31-Mar-2007. Market data as of 13-Jul-2007.
[1] All EPS estimates have been calendarized and are based on IBES median estimates.
[2] Assumes the following equity credit weightings: mandatory convertibles - 75%; perpetual preferreds - 50%; trust preferred stock and contingent convertibles - 0%.
[3] Alfa's commercial paper is excluded from its Debt / Capital calculation.

15

DRAFT

-For Discussion Only-

Overview of Selected Methodologies

Historical Trading Analysis: Historical performance of Alfa Corp.’s shares

Common Stock Comparables: Alfa Corp.’s current stock price

relative to peers (P/E, P/B, P/B vs. ROE, etc.)

Dividend Discount Analysis: Illustrative indicative value of shares based on discounted future dividends derived from Management’s estimates

Comparable Transactions: Premiums paid over current stock price to minority shareholders in similar transactions

DRAFT

-For Discussion Only-

Dividend Discount Analysis – Alfa Corp.

Management Assumptions

($ in millions)

Alfa Corp. dividends based on management estimates from 2007 to 2011

Management has indicated a high degree of confidence in 2007-08 estimates based on implementation of rate increases in Homeowners, current competitive environment in Auto and current investment environment

Year 2009-11 projections are based on momentum plan assuming current market conditions which may change significantly over this period

Illustrative value calculated on a present value basis as of 6/30/2007

Ongoing dividends/cash flows from P&C operations calculated based on targeted NPW/surplus ratio; dividends are limited to

“greater than test” of the larger of (1) previous year’s statutory net income or (2) 10% of prior year’s statutory surplus

P&C Terminal Value calculated based on an assumed perpetuity growth rate and discount rate

Discount rate based on CAPM assuming 10-year Treasury yield of 5.2%, equity risk premium of 4.9% (based on

Morningstar analysis from 1970-2005) and Alfa’s equity Beta based on either a 3 year historical Beta of 1.15 or a Barra projected Beta of 0.73

Discount rate could range between 9-11%

Life Value based on 1.0x P/B terminal multiple in 2011E

Risks to management projections:

(1) Current soft cycle in Auto industry becomes much more competitive leading to larger rate declines, falling premiums and increased combined ratios due to increased competition from large national and other players

(2)	Recent Homeowners rate increases by Alfa Corp. reverse in future years due to benign Catastrophe environment

(3) Significant increase in required technology infrastructure leading to significant increases in investments in technology

(4) Potential for continued meaningful investments in independent network as the Company looks to expand outside Alabama

(5)	Interest rate and credit environment could deteriorate

Source: Management estimates

DRAFT

-For Discussion Only-

Dividend Discount Analysis – Alfa Corp.

Sensitivity Analysis

Illustrative Share Price Implied Terminal Value Multiple

Discount Rate

9.0% 10.0% 11.0%

2.5% $ 19.49 $ 17.28 $ 15.57

3.0 20.46 17.98 16.09

3.5 21.62 18.78 16.67

4.0 23.00 19.72 17.34

Perpetuity

Growth

Discount Rate

9.0% 10.0% 11.0%

2.5% 11.7 x 10.2 x 9.0 x

3.0 12.7 10.9 9.5

3.5 13.9 11.7 10.2

4.0 15.2 12.7 10.9

Perpetuity

Growth

Illustrative Share Price Illustrative Share Price

Discount Rate

9.0% 10.0% 11.0%

1.50 x $ 22.28 $ 19.39 $ 17.23

1.40 21.62 18.78 16.67

1.30 20.90 18.14 16.08

1.20 20.08 17.38 15.38

NPW /

Surplus

Discount Rate

9.0% 10.0% 11.0%

0.0% $ 21.62 $ 18.78 $ 16.67

2.5 19.09 16.68 14.87

5.0 16.57 14.57 13.08

7.5 14.04 12.47 11.24

Change in

Combined

Ratio

Source: Management estimates

Note: Market data as of 13-Jul-2007. Shaded figures reflect stock prices greater than current market price of $15.38.

DRAFT

-For Discussion Only-

Overview of Selected Methodologies

Historical Trading Analysis: Historical performance of Alfa Corp.’s shares

Common Stock Comparables: Alfa Corp.’s current stock price

relative to peers (P/E, P/B, P/B vs. ROE, etc.)

Dividend Discount Analysis: Illustrative indicative value of shares based on discounted future dividends derived from Management’s estimates

Comparable Transactions: Premiums paid over current stock price to minority shareholders in similar transactions

DRAFT

-For Discussion Only-

Comparison of Selected Buyouts by Significant Existing

Shareholders – (Deal Size greater than $500mm)

($ in millions, except per share data)

Stock 52-Week Initial Initial Inside

Aggregate Price One High Premium Over Premium Percent Ownership

Effective Acquiring Company/ Consideration Day Prior Prior to 1-Week Avg. Over 52- Initial Final Increase Before the

Date Acquired Company (mm) to Ann. Ann. Prior to Ann. Week High Premium Premium in Offer¹ Transaction

May-07 AIG $ 931 $ 16.34 $ 17.95 19.8% 10.0% 20.9% 34.6% 13.8% 61.9%

21st Century Insurance Co

Apr-07 Toronto-Dominion Bank $ 3,232 $ 30.35 $ 32.18 5.9% 0.7% 6.5% 6.5% 0.0% 54.6%

TD Banknorth Inc

Nov-05 IYG Holding Co $ 1,301 $ 28.34 $ 35.20 10.9% (7.7)% 14.7% 32.3% 17.6% 61.2%

7-Eleven Inc

Jul-05 Novartis AG $ 933 $ 27.92 $ 45.25 8.7% (31.5)% 11.0% 11.0% 0.0% 66.4%

Eon Labs Inc

Jun-05 Liberty Media Intl Inc $ 3,576 $ 9.64 $10.60 1.0% (9.6)% (0.6)% (0.6)% 0.0% 52.2%

UnitedGlobalCom Inc

Mar-05 News Corp Inc $ 7,184 $ 31.22 $ 34.60 5.8% (3.1)% 7.4% 13.1% 5.7% 76.6%

Fox Entertainment Group Inc

Dec-04 Cox Enterprises Inc $ 8,390 $ 27.58 $ 36.95 10.5% (13.4)% 16.0% 26.0% 10.0% 61.4%

Cox Communications Inc

Jun-03 USA Interactive $ 1,237 $ 53.30 $ 75.00 7.8% (19.7)% 13.0% 13.0% 0.0% 62.3%

Hotels.com

Jun-02 Xcel Energy Inc $ 673 $ 10.00 $ 37.70 13.7% (69.5)% 15.0% 28.6% 13.6% 73.0%

NRG Energy Inc

Mar-02 Limited Inc $ 1,645 $ 17.90 $ 19.00 10.0% 1.6% 7.8% 10.2% 2.3% 81.8%

Intimate Brands Inc(Limited)

Dec-01 Liberty Mutual Insurance Co $ 536 $ 27.00 $ 47.45 1.4% (29.0)% 24.8% 24.8% 0.0% 65.6%

Liberty Financial Cos Inc

Sep-01 Westfield America Trust $ 1,051 $ 14.45 $ 16.50 10.6% (1.5)% 12.5% 12.5% 0.0% 55.9%

Westfield America Inc

Jan-01 AXA SA $ 11,189 $ 52.25 $ 52.31 5.8% 2.3% 2.4% 4.6% 2.2% 60.0%

AXA Financial Inc

Jun-00 Hartford Fin Svcs Group Inc $ 1,325 $ 42.56 $ 55.00 26.1% (20.0)% 3.4% 18.6% 15.3% 80.4%

Hartford Life(ITT Hartford)

Median¹ 8.7% (7.7)% 11.0% 13.0% 11.8% 61.9%

Source: SEC filings, Thomson One, and SDC Financial

Note: Reflects deals > $500mm since 2000.

1	Median calculation for percent increase in offer excludes cases where percent increase in offer equals 0%.

DRAFT

-For Discussion Only-

Comparison of Selected Buyouts by Significant Existing

Shareholders – Financial Institutions

($ in millions, except per share data)

Stock 52-Week Initial Initial Inside

Aggregate Price One High Premium Over Premium Percent Ownership

Effective Acquiring Company/ Consideration Day Prior Prior to 1-Week Avg Over 52- Initial Final Increase Before the

Date Acquired Company (mm) to Ann. Ann. Prior to Ann. Week High Premium Premium in Offer¹ Transaction

May-07 American Financial Group Inc $ 245 $ 21.64 $ 23.96 9.4% (1.9)% 8.6% 13.2% 4.6% 81.0%

Great American Finl Res Inc

May-07 AIG $ 931 $ 16.34 $ 17.95 19.8% 10.0% 20.9% 34.6% 13.8% 61.9%

21st Century Insurance Co

Apr-07 Toronto-Dominion Bank $ 3,232 $ 30.35 $ 32.18 5.9% 0.7% 6.5% 6.5% 0.0% 54.6%

TD Banknorth Inc

May-06 Erie Indemnity Co $ 75 $ 30.00 $ 32.19 12.3% (0.6)% 6.7% 6.7% 0.0% 75.1%

Erie Family Life Insurance Co

Nov-01 Toronto-Dominion Bank $ 403 $ 6.20 $ 17.94 35.2% (49.8)% 45.2% 53.2% 8.1% 88.8%

TD Waterhouse Group Inc

Dec-01 Liberty Mutual Insurance Co $ 536 $ 27.00 $ 47.45 1.4% (29.0)% 24.8% 24.8% 0.0% 65.6%

Liberty Financial Cos Inc

Aug-01 CSFB $ 110 $ 2.50 $ 15.56 35.7% (75.0)% 60.0% 140.0% 80.0% 82.0%

CSFBdirect

Jan-01 AXA SA $ 11,189 $ 52.25 $ 52.31 5.8% 2.3% 2.4% 4.6% 2.2% 60.0%

AXA Financial Inc

Jun-00 Hartford Fin Svcs Group Inc $ 1,325 $ 42.56 $ 55.00 9.3% (20.0)% 3.4% 18.6% 15.3% 80.4%

Hartford Life(ITT Hartford)

Apr-00 Citigroup $ 2,449 $ 33.68 $ 41.31 21.7% 0.5% 23.2% 24.6% 1.3% 85.0%

Travelers Prop. Casualty Corp

Dec-98 Allmerica Financial Corp $ 212 $ 27.56 $ 34.62 1.7% (16.2)% 5.2% 17.0% 11.8% 82.0%

Citizens Corp

Median¹ 9.4% (1.9)% 8.6% 18.6% 9.9% 80.4%

Source: SEC filings, Thomson One, and SDC Financial

1	Median calculation for percent increase in offer excludes cases where percent increase in offer equals 0%.

DRAFT

-For Discussion Only-

Analysis of Transaction at Various Pricing Levels

($ in millions)

Alfa

Current Purchase Price Per Share

Price Per Share $ 15.38 $ 16.00 $ 16.50 $ 17.00 $ 17.50 $ 18.00 $ 18.50 $ 19.00 $ 19.50 $ 20.00

Aggregate Valuation $ 1,249 $ 1,301 $ 1,342 $ 1,384 $ 1,426 $ 1,468 $ 1,510 $ 1,552 $ 1,594 $ 1,636

Consideration to Minority Shareholders $ 560 Alfa Peers $ 590 $ 600 $ 620 $ 640 $ 660 $ 680 $ 700 $ 720 $ 740

Premium to:

Current Price (13-Jul-2007) $ 15.38 0.0% 4.0% 7.3% 10.5% 13.8% 17.0% 20.3% 23.5% 26.8% 30.0%

52-Wk High (16-Nov-2006) 19.85 (22.5) (19.4) (16.9) (14.4) (11.8) (9.3) (6.8) (4.3) (1.8) 0.8

30-Day Average 16.58 (7.2) (3.5) (0.5) 2.5 5.6 8.6 11.6 14.6 17.6 20.6

90-Day Average 17.56 (12.4) (8.9) (6.0) (3.2) (0.3) 2.5 5.3 8.2 11.0 13.9

1-Year Average 17.81 (13.6) (10.2) (7.4) (4.5) (1.7) 1.1 3.9 6.7 9.5 12.3

Shareholder’s Equity

GAAP Shareholders’ Equity (3/31/2007A)¹ $ 822.2 1.52 x 1.43 x 1.58 x 1.63 x 1.68 x 1.73 x 1.79 x 1.84 x 1.89 x 1.94 x 1.99 x

GAAP Shareholders’ Equity (12/31/2007E)—Mgmt Estimates¹ 882.4 1.41 1.47 1.52 1.57 1.62 1.66 1.71 1.76 1.81 1.85

Operating EPS (IBES Estimates)

2007E $ 1.22 12.6 x 11.5 x 13.1 x 13.5 x 13.9 x 14.3 x 14.8 x 15.2 x 15.6 x 16.0 x 16.4 x

2008E 1.33 11.6 11.5 12.0 12.4 12.8 13.2 13.5 13.9 14.3 14.7 15.0

Operating EPS (Management Estimates)

2007E $ 1.33 11.6 x 11.5 x 12.0 x 12.4 x 12.8 x 13.2 x 13.5 x 13.9 x 14.3 x 14.7 x 15.0 x

2008E 1.42 10.8 11.5 11.3 11.6 12.0 12.3 12.7 13.0 13.4 13.7 14.1

This analysis provides valuation metrics at various potential illustrative acquisition prices, and is intended solely for benchmarking purposes. It does not constitute a recommendation on a valuation range.

Note: Market data as of 13-Jul-2007.

1	Excludes AOCI.

Illustrative

DRAFT

-For Discussion Only-

Summary Observations

What have returns to shareholders

been?

Most shareholders have enjoyed an appreciating stock value and dividends

How has Alfa Corp. performed relative

to peers?

On nearly every measure, Alfa Corp. trades at a premium relative to its peers and the industry

What factors drive current trading

levels of Alfa Corp.’s stock?

Alfa is primarily valued on current and projected ROE, growth in book value per share, as well as the growth and stability of its earnings and EPS over time

We believe the market is rewarding Alfa Corp. for the limited catastrophe risk in earnings, particularly given the Company’s homeowners exposure

What would be the basis for offer

price?

Based on management estimates as well as research analyst estimates for the earnings power in the future

Offer price dependent on the following factors, among others:

Alfa’s current trading performance relative to peers (P/E, P/B,P/B vs. ROE,

etc.)

Historical performance of Alfa’s shares

Illustrative indicative value of shares based on discounted future dividends derived from management’s estimates

Premiums paid over current stock price to minority shareholders in similar transactions

Since the Mutual Group is the majority shareholder, it already controls Alfa

Corp. and therefore the premium will be limited relative to similar transactions

Premium will need to be sufficient to motivate the minority shareholders to relinquish their shares

DRAFT

-For Discussion Only-

Appendix A: Back-up and Other Materials

DRAFT

-For Discussion Only-

Comparison of Selected Life Insurance Companies

($ in millions)

P/B vs. ROE Regression Analysis Selected Life Insurance Companies

Market Dividend P/E P/BV ROACE

Company Cap Yield 2007E (ex-AOCI) 2007E 2008E

Large Cap

MetLife $ 49,655 0.9% 11.9 x 1.6 x 12.6% 13.0%

Prudential 46,330 1.0 13.5 2.0 15.5 16.5

The Hartford 31,533 2.0 10.0 1.7 16.1 15.3

Lincoln National 19,266 2.3 12.7 1.7 12.5 13.7

Principal Financial 16,771 1.3 16.0 2.5 15.2 15.6

Ameriprise 15,951 0.9 17.3 2.0 11.8 12.9

Genworth 15,383 1.0 10.8 1.3 11.5 11.9

High—Large Cap 2.3% 17.3 x 2.5 x 16.1% 16.5%

Low—Large Cap 0.9 10.0 1.3 11.5 11.9

Median—Large Cap 1.0 12.7 1.7 12.6 13.7

Mid / Small Cap

Unum Group $ 9,499 1.1% 13.5 x 1.3 x 9.0% 10.2%

Nationwide 8,897 1.7 13.8 1.6 11.3 11.9

Torchmark 6,678 0.8 12.6 2.0 15.4 15.4

Conseco 3,809 0.0 18.9 0.8 4.9 6.1

Protective Life 3,259 1.9 11.5 1.4 11.8 11.2

Stancorp 2,790 1.3 12.6 1.9 14.7 15.5

Phoenix 1,661 1.1 13.2 0.7 5.6 5.3

High—Mid / Small Cap 1.9% 18.9 x 2.0 x 15.4% 15.5%

Low—Mid / Small Cap 0.0 11.5 0.7 4.9 5.3

Median—Mid / Small Cap 1.1 13.2 1.4 11.3 11.2

Phoenix

Stancorp

Protective

Life

Torchmark

Nationwide

Unum

Group

Genworth

Ameriprise

Principal

Financial

The

Hartford

Prudential

MetLife

y = 0.1218x + 0.1504

R2 = 0.7459

0.5 x

1.0 x

1.5 x

2.0 x

2.5 x

3.0 x

5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0%

2007 ROACE

P/BV (ex AOCI)

Source: Company filings, IBES, A.M. Best

Note: Market data as of July 13, 2007.

DRAFT

-For Discussion Only-

Sum-of-Parts Valuation Analysis

Based on Management Estimates

($ in millions)

Life 2006 1Q2007 2007 2008 Market Data

Beginning Equity (ex. AOCI) $ 335.0 $ 335.0 $ 356.2 Market Cap

Earnings 5.4 21.2 22.4 Total Alfa Corp. $ 1,248.6

Dividends 0.0 0.0 0.0 Life² (331.2)

Ending Equity (ex-AOCI) $ 335.0 $ 340.4 $ 356.2 $ 378.6 P&C $ 917.4

Levered Equity¹ 268.0 272.3 284.9 302.9

1Q2007 Equity

Net Unlevered Operating Income $ 23.9 $ 5.4 $ 21.2 $ 22.4 Total Alfa Corp. $ 822.2

Net Levered Operating Income¹ 4.7 18.2 19.2 Life (340.4)

P&C $ 481.7

Unlevered ROAE 6.1% 6.1%

Levered ROAE¹ 6.6 6.5 Current P/B

Total Alfa Corp. 1.52 x

YoY Unlevered Operating Income Growth 5.0% 5.0 % Life 0.97

P&C 1.90

P&C 2006 1Q2007 2007 2008

2007 ROAE

Beginning Equity (ex. AOCI) $ 477.7 $ 477.7 $ 526.1 Total Alfa Corp. 12.8%

Earnings 10.8 87.3 93.4 Life 6.6

Dividends (8.9) (38.9) (41.4) P&C 17.4

Other Adjustments 2.1

Ending Equity (ex-AOCI) $ 477.7 $ 481.7 $ 526.1 $ 578.1 Implied P/B

Total Alfa Corp. 1.48 x

Net Operating Income $ 87.3 $ 93.4 Life 0.97

P&C 1.83

ROAE 17.4% 16.9%

Premium (Discount) to Implied P/B

Dividends 2006 1Q2007 2007 2008 Total Alfa Corp. 2.8%

Life³ 0.0

Dividend Payout Ratio 61.9% 35.0% 35.0 % P&C 4.0

Dividends Paid $ 8.9 $ 38.9 $ 41.4

Life 0.0% 0.0% 0.0%

P&C 100.0 100.0 100.0

Source: SEC filings, Management estimates, Factset

Note: Market data as of July 13, 2007.

1	Assumes 20% debt/total capitalization and a 6.5% pre-tax cost of debt.

2 Life valuation based on implied P/B from life insurance P/B vs. ROE regression using Life’s levered ROE. Implied P/B multiplied by levered equity. Difference between unlevered equity and levered equity added to valuation at 1.0x P/B.

3 0% discount results from levered equity being valued in line with P/B vs. ROE regression and excess debt capacity being valued at 1.0x P/B.

DRAFT

-For Discussion Only-

Research Analyst Recommendations and EPS History

Research Analyst Recommendations

Alfa1 Peers2

Hold 67%

Underperform 33%

Strong Buy 16%

Buy 16%

Hold 64%

Underperform 3%

Sell 1%

Alfa EPS History

$1.00

$1.15

$1.30

$1.45

$1.60

Jul-2004 Jan-2005 Jul-2005 Jan-2006 Jul-2006 Jan-2007 Jul-2007

EPS Estimate

2004 2005 2006 2007 2008

2004A

$1.06

2005A

$1.18

2006A

$1.28

2007E

$1.22

2008E

$1.33

Source: Company filings, IBES, A.M. Best

Note: Company filings, IBES, A.M. Best

1 Recommendations include Daniel Baransky of Fox-Pitt, Kelton, AS Herrera of Casa de Bolsa Banorte, and David Lewis of SunTrust Robinson Humphrey, who terminated coverage on June 25, 2007.

2 Composite includes: Allstate, Mercury General, Hanover, Commerce Group, State Auto, Infinity P&C, Horace Mann, Harleysville, and Safety Insurance.

Goldman Sachs

Summary Common Stock Ownership – Alfa Corp.

DRAFT
-For Discussion Only-

Shareholder Overview

Top Institutional Holders	Shares	%
Dimensional Fund Advisors, Inc.	1,961,743	2.44
Barclays Global Investors, N.A.	1,242,998	1.54
Vanguard Group, Inc.	954,838	1.19
Brandywine Global Investment Management, LLC	917,228	1.14
Atlanta Capital Management Company L.L.C.	874,542	1.09
State Street Global Advisors (US)	728,886	0.91
Paradigm Capital Management (New York)	587,600	0.73
Tyndall Management, L.L.C.	291,142	0.36
Northern Trust Investments, N.A.	232,909	0.29
College Retirement Equities Fund	232,094	0.29
Victory Capital Management Inc.	222,350	0.28
LSV Asset Management	219,918	0.27
Northern Trust Global Investments	208,809	0.26
JPMorgan Investment Advisors Inc.	164,500	0.2
Mellon Private Wealth Management	162,204	0.2
California Public Employees' Retirement System	126,100	0.16
Charles Schwab Investment Management, Inc.	122,311	0.15
Morgan Asset Management, Inc.	121,854	0.15
Deutsche Investment Management Americas, Inc.	76,000	0.09
BlackRock Investment Management, LLC	74,102	0.09
Total Top 20 Holders	9,522,128	11.8 %
Total Institutional Holders	10,595,993	13.2

Alfa Mutual	44,115,883	54.8 %
Other Insider Holdings	5,890,200	7.3
Implied Retail Holdings	19,916,924	24.7
Total Shares Outstanding	80,519,000	100.0 %

Ownership Summary


Other Insiders
7%
Institution
13%
Alfa
55%
Retail
25%

Institutional Ownership Style


GARP
5%
Specialty
2%
Growth
12%
Value
44%
Index
37%
Income
0%

Source: Thompson One

28